CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-14381 and 333-208407 of The Procter & Gamble Company on Form S-8 of our report dated December 11, 2023, relating to the financial statements and supplemental schedule of The Procter & Gamble Profit Sharing Plan appearing in this Annual Report on Form 11-K of The Procter & Gamble Profit Sharing Plan for the year ended June 30, 2023.
/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
December 11, 2023